Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-124745

PROSPECTUS SUPPLEMENT DATED NOVEMBER 3, 2006
TO
PROSPECTUS DATED SEPTEMBER 8, 2006

ENER1, INC.

This prospectus supplement should be read in conjunction with our prospectus dated September 8, 2006 and in particular “Risk Factors” beginning on page 7 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 8-K of Ener1, Inc., filed with the Securities and Exchange Commission on November 1, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2006

Ener1, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 26, 2006, Victor Mendes resigned as Director, Chairman of the Ener1, Inc. Board of Directors and Chief Executive Officer of Ener1, Inc.

Effective November 1, 2006, Ronald Stewart resumed the position of Interim Chief Executive Officer subject to final Board of Directors confirmation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

November 1, 2006	By:	Ronald Stewart
Name: Ronald Stewart
Title: Secretary and General Counsel